Exhibit 99.1
For Release December 22, 2006—4:30 p.m. PST
STERLING FINANCIAL CORPORATION OF SPOKANE, WASHINGTON,

ANNOUNCES THE APPOINTMENT OF MICHAEL F. REULING

TO ITS BOARD OF DIRECTORS
Spokane, Washington, December 22, 2006 — Sterling Financial Corporation (NASDAQ:STSA) today announced the appointment of Michael F. Reuling to its Board of Directors.
Mr. Reuling joins Sterling’s Board of Directors with extensive experience and an impressive business background. He has been a self-employed real estate development consultant since he retired as Vice Chairman of Albertson’s, Inc. in 2001 after 28 years. Mr. Reuling has served as a member of the FirstBank NW Board of Directors since January of 2005. His appointment to the Sterling Board was effective December 20, 2006.
Harold B. Gilkey, Chairman and Chief Executive Officer, commented, “We are pleased that we have such an outstanding executive joining the Board of Directors of Sterling Financial Corporation. Mr. Reuling’s knowledge and understanding of Sterling’s market place, as well as his experience in a growth company, brings tremendous expertise to the Sterling Board.”
Mr. Reuling received a B.A. from Carleton College in Northfield, Minnesota and a J.D. from the University of Michigan in Ann Arbor, Michigan. He and his wife, Marianne, reside in Boise, Idaho, and have four grown children.
ABOUT STERLING
Sterling Financial Corporation of Spokane, Washington is a bank holding company, of which the principal operating subsidiaries are Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho and Montana. Through Sterling Saving Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho, Montana, Utah, Arizona and California. Sterling Savings Bank’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.
Golf Savings Bank is a Washington State-chartered and FDIC insured savings bank. Golf Savings Bank’s primary focus is residential mortgage origination of single-family permanent loans and residential construction financing. Golf Savings Bank’s primary market area is the greater Puget Sound area of Washington State. Golf Savings Bank originates loans through a mortgage origination office in Kennewick, Washington, as well as eight retail mortgage loan production offices, throughout the Puget Sound area.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements, which are not historical facts and pertain to Sterling’s future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.

Investor Contacts:	Sterling Financial Corporation Daniel G. Byrne EVP, Chief Financial Officer 509-458-3711

Marie Hirsch AVP, Director of Investor Relations 509-354-8165

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